UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2011

TOROTEL, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-8125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

620 North Lindenwood Drive
Olathe, KS 66062
(Address of principal executive office)(Zip Code)

(913) 747-6111
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2011, the Board of Directors (the "Board") of Torotel Inc. ("Torotel") elected Barry Hendrix to serve as a director of Torotel, filling the director vacancy created upon the resignation of S. Kirk Lambright, Jr., as reported on Torotel's current report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011. Mr. Hendrix's term became effective on June 3, 2011 and will extend until the next annual meeting of shareholders to be held on September 19, 2011.

There are no arrangements or understandings between Mr. Hendrix and any other persons pursuant to which he was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hendrix will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, Mr. Hendrix will receive a retainer of $6,000 per year for his service on the Board, will receive $600 for each Board meeting attended, and will participate in Torotel's stock appreciation rights compensation program for its non-employee directors. The stock appreciation rights program was filed as Exhibit 10.4 of Form 10-QSB for the quarter ended October 31, 2004.

On June 3, 2011, the Compensation and Nominating Committee nominated Mr. Hendrix to stand for election at the annual meeting of shareholders on September 19, 2011. Mr. Hendrix will not be appointed to any committee until after the annual meeting of shareholders held in September.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ H. James Serrone
H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date: June 7, 2011

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